Exhibit 10.7

ADVISORY AGREEMENT
This ADVISORY AGREEMENT (this “Agreement”) is entered into as of January 1, 2013 (the “Effective Date”), by and between Contaro Company, a Delaware corporation (“Contaro”) and Juneau Exploration, L.P., a Texas limited partnership (“Juneau”). Contaro and Juneau may be referred to herein collectively as the “Parties” or individually as a “Party”.
RECITALS
A.    Contaro is a company formed for the purpose of investing in Exaro Energy III LLC, a Delaware limited liability company (“Exaro III”) for the exploration of oil and gas prospects in the Jonah Field located in Sublette County, Wyoming, pursuant to an Earning and Development Agreement dated as of April 1, 2012.
B.    Juneau is in the business of providing commercial and technical expertise with respect to oil and gas exploration prospects.
C.     Contaro and Juneau desire to enter into this Agreement to set forth the terms and conditions for Juneau to provide advisory services to Contaro in connection with Contaro’s investment in Exaro III and the exploration of the Jonah Field located in Sublette County, Wyoming (the “Investment”).
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Contaro and Juneau agree, as follows:
1.Advisory Services.
a.    Subject to the terms and conditions set forth in this Agreement, Juneau shall perform in good faith such services as may be requested from time to time as directed by the Chairman of Contaro, including, but not limited to, the services (the “Services”) set forth in the Scope of Work attached hereto and incorporated herein as Exhibit A (“Scope of Work”). Juneau agrees to perform the Services on an exclusive basis for Contaro.
b.    Contaro may, from time to time, request changes in the Scope of Work. Any changes to the Scope of Work must be mutually agreed upon between Juneau and Contaro before they are incorporated in written amendments to this Agreement.
c.    Juneau shall commence the Services on the Effective Date and shall perform all Services as required during the term of this Agreement.

2.    Term of Agreement. This Agreement shall commence on the Effective Date and shall remain in full force and effect for a term of one (1) year and each month thereafter unless terminated upon sixty (60) days’ prior written notice by either Party (the “Term”).
3.    Compensation. Beginning February 1, 2012 and during the term of this Agreement and in consideration of the Services performed by Juneau hereunder, Juneau shall be entitled to receive the following compensation (“Compensation”):
a.    Monthly fee of Ten Thousand Dollars ($10,000) per month, which amount shall be pro-rated for partial months.
b.    Success Fees as defined in Exhibit B attached hereto.
c.    Reimbursement for reasonable and necessary expenses incurred by Juneau in providing the Services (collectively, “Reimbursable Expenses”).
4.    Timing of Payments.
a.    All Success Fees shall be payable as set forth on Exhibit B attached hereto.
b.    Contaro shall not withhold, nor shall Contaro be obligated to withhold any, taxes or deductions from payments made to Juneau. Juneau shall pay, and shall be solely responsible for payment of any applicable taxes on payments made by Contaro to Juneau for Services rendered under this Agreement.
5.    Confidential Status; Disclosure of Information. All agreements, data, reports, documents, materials or other information developed or received by Juneau or provided to Juneau by or on behalf of Contaro shall be deemed confidential and shall not be disclosed by Juneau without the prior written consent of Contaro.
6.    Notices.
Any notices, bills, invoices, or reports required by this Agreement shall be deemed received on: (a) the day of delivery if delivered by hand or overnight courier service during Contaro’s and Juneau’s regular business hours; or (b) on the third (3rd) business day following deposit in the United States mail, postage prepaid, to the addresses heretofore below, or to such other addresses as the Parties may, from time to time, designate in writing.
If to Contaro:

Contaro Company
3700 Buffalo Speedway, Suite 960
Houston, Texas 77098
Attention: Sergio Castro
Phone: (713) 960-1901
Fax: (713) 960-1065

If to Juneau:

Juneau Exploration L.P.
3700 Buffalo Speedway, Suite 925
Houston, Texas 77098
Attention: John B. Juneau
Phone: (713) 805-4086
Fax: (713) 524-8197

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WHEREFORE, the Parties hereto have executed this Agreement as of the date first above written.
CONTARO COMPANY

By:    /s/ SERGIO CASTRO
Name:    Sergio Castro
Title:    Vice President

JUNEAU EXPLORATION, L.P.

By: Juneau GP, LLC
its General Partner

    By:    /s/ JOHN B. JUNEAU
    Name:     John B. Juneau
Title:    Sole Manager

Exhibit A

Scope of Work
(1)    Juneau will provide advisory services with respect to Contaro’s investment in Exaro Energy III LLC and Exaro’s exploration of the Jonah Field Assets.
(2)    John B. Juneau will serve on the board of managers of Exaro Energy III LLC and perform such duties as described in the limited liability company operating agreement of Exaro Energy III LLC.

Exhibit B

Success Fee
Juneau shall be entitled to receive a one percent (1%) fee of the cash profit earned by Contaro. Cash Profit is defined as the amount of cash received by Contango as a result of its investment in Contaro, less the net cash invested by Contango as a result of its investment in Contaro.